Exhibit 99.2

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter, dated October 20, 2005, to the Board of Directors of CalNet Business Bank, NA as an Exhibit to the Proxy Statement/Prospectus relating to the proposed merger by and between CalNet Business Bank, NA and Commercial Capital Bancorp, Inc. and Commercial Capital Bank, FSB contained in Commercial Capital Bancorp, Inc.’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

December 5, 2005